UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2007

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane
Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

Casella Waste Systems, Inc. (“Casella”) has engaged Banc of America Securities LLC (“BAS”) as Sole Lead Arranger and Book Manager to arrange an amendment and increase to its existing $450.0 million senior secured credit facilities (the “Facilities”).  BAS is commencing the marketing process for such amendment and increase, but no amendment or increase have yet been completed and there can be no assurance that such completion will occur.

The Amendment is expected to consist of the following two separate votes:

1)  51% vote required from all existing lenders to permit the following changes:

•                  Resetting of the Accordion Feature

•                  Change to the definition of “Consolidated Adjusted Net Income” to allow for the exclusion of certain cash and non cash charges

•                  Change to the definition of “Consolidated Net Worth” to allow for the changes made to the Consolidated Adjusted Net Income definition

•                  Change to the leverage requirement to allow for the redemption of the Series A Convertible Preferred Stock on its redemption date

•                  Amendment to the Interest Coverage Covenant

•                  Amendment to the Total Leverage Covenant

•                  Amendment to the Senior Leverage Covenant

2)  100% vote required from the existing revolver lenders only to permit the following change:

•                  Amendment to the Revolver Pricing Grid

The increase is expected to consist of a $75.0 million incremental Term Loan B.  Proceeds from the incremental Term Loan B are expected to be used initially to reduce borrowings under the Revolver and provide the Company with additional flexibility to redeem the Series A Redeemable Convertible Preferred Stock, which are expected to be redeemed on August 11, 2007.  Bank of America, N.A. (“Bank of America”) will serve as the Administrative Agent for the Term Loan B.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: April 3, 2007	By:	/s/ Richard A. Norris
Richard A. Norris
Senior Vice President and Chief
Financial Officer